Exhibit 99.1

     NEWS RELEASE

1495 Steiger Lake Lane
Victoria, Minnesota 55386 USA
952-443-2500

CONTACTS:	For Immediate Release
          Mack V. Traynor III, CEO

          Douglas J. Nesbit, CFO

HEI, INC. RECEIVES NOTICE RELATING TO NONCOMPLIANCE
WITH NASDAQ LISTING REQUIREMENTS

MINNEAPOLIS, December 17, 2004 — HEI, Inc. (Nasdaq: HEII, www.heii.com) announced today that, as it expected, it has received a notification from the NASDAQ Listing Qualifications Department that states that the Company is not in compliance with NASDAQ Marketplace Rule 4310(c)(14) due to its failure to file its Annual Report on Form 10-K for the fiscal year ended August 31, 2004 with the SEC by the December 14, 2004 deadline. As reported in the Company’s press release dated December 14, 2004, the delay in filing the 2004 Annual Report is due to the Company’s determination, in consultation with its independent auditors, to complete a third party appraisal of the Company’s long-lived assets relating to the Company’s Microelectronic Operations to further evaluate the recoverability of such assets in accordance with Financial Accounting Standards No. 144 “Accounting for Impairment of Disposal of Long-Lived Assets.” The Company is cooperating fully with the independent auditors and taking steps to complete its financial statements for the fiscal year 2004 to ensure that the audit of its 2004 financial statements is completed as quickly as possible.

As a result of the Company’s noncompliance, the Company’s common stock is subject to delisting from the NASDAQ National Market unless the Company requests a hearing with a NASDAQ Listing Qualifications Panel to appeal such delisting. The Company intends to make such an appeal. The Company’s common stock will remain quoted on the NASDAQ National Market pending the outcome of the appeal but the trading symbol for the Company’s common stock will be changed from HEII to HEIIE effective as of the opening of business on December 20, 2004. While the Company is working diligently to complete the preparation and audit of its financial statements for the fiscal year 2004 and to file its 2004 Annual Report as promptly as possible, the Company can not provide assurances that the NASDAQ Listing Qualifications Panel will grant the Company’s request for continued listing.

     HEI, Inc. designs, develops and manufactures microelectronics, subsystems, systems, connectivity and software solutions for OEMs engaged in the medical equipment and medical device, hearing, communications and RFID industries. HEI provides its customers with a single point of contact that can take an idea from inception to a fully functional, cost effective and manufacturability product utilizing innovative design solutions and by the application of state-of-the-art materials, processes and manufacturing capabilities.

Headquarters & Microelectronics Division	PO Box 5000, 1495 Steiger Lake Lane, Victoria, MN 55386
-Advanced Medical Division	4801 North 63rd Street, Boulder CO 80301
-High Density Interconnect Division	610 South Rockford Drive, Tempe, AZ 85281
RF Identification and Smart Card Division	1546 Lake Drive West, Chanhassen, MN 55317

FORWARD LOOKING INFORMATION

Information in this news release, which is not historical, includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements contained in this press release, including the expectation regarding the timing of filing the Company’s Form 10-K, the completion of the audit of the Company’s 2004 financial statements, the outcome of the appeal of NASDAQ’s determination to delist the Company’s common stocks, are forward looking statements. All of such forward-looking statements involve risks and uncertainties including, without limitation, continuing adverse business and market conditions, the ability of HEI to secure and satisfy customers, the availability and cost of materials from HEI’s suppliers, HEI’s ability to satisfy financial or other obligations or covenants set forth in its banking agreements, adverse competitive developments, change in or cancellation of customer requirements, the integration of the Advanced Medical Division, collection of outstanding debt, HEI’s ability to succeed on the merits and defend against litigation, and other risks detailed from time to time in HEI’s SEC filings. HEI undertakes no obligation to update these statements to reflect ensuing events or circumstances, or subsequent actual results.